Exhibit 1.1

[ • ] American Depositary Shares

Representing [ • ] Class A Ordinary Shares, Par value US$0.000002 Per Share

LUCKIN COFFEE INC.

UNDERWRITING AGREEMENT

[ • ], 2020

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, N.Y. 10036

CHINA INTERNATIONAL CAPITAL CORPORATION
HONG KONG SECURITIES LIMITED

29th Floor, One International Finance Centre, 1 Harbour View Street

Central, Hong Kong

HAITONG INTERNATIONAL SECURITIES COMPANY LIMITED
22/F Li Po Chun Chambers
189 Des Voeux Road Central, Hong Kong

As Representatives of the several Underwriters named in Schedule B hereto

Dear Sirs:

1.                                      Introductory. Luckin Coffee Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Company”) agrees with the several underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters an aggregate of [ • ] American Depositary Shares (“American Depositary Shares” or “ADSs”), each representing eight Class A ordinary shares, par value US$0.000002 per share of the Company (together with the Class B ordinary shares of the Company, “Ordinary Shares”) [and the shareholder listed in Schedule A hereto (the “Selling Shareholder”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of [ • ] ADSs]. The aggregate of [ • ] ADSs to be sold by the Company [and [ • ] ADSs to be sold by the Selling Shareholder] are hereinafter collectively referred to as the “Firm Shares”. [The number of Firm Shares to be sold by the Selling Shareholder is set forth opposite the Selling Shareholder’s name in Schedule A hereto.]  The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [ • ] additional ADSs, [and the Selling Shareholder also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [ • ] additional ADSs] (“Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of May 16, 2019 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive eight Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

Concurrently with the issuance and offering of the Offered Shares, the Company is undertaking an issuance and sale of US$350,000,000 principal amount of its [ • ]% Convertible Senior Notes due 2025 (the “Notes”) to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Act (the “Notes Offering”). [Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, China International Capital Corporation Hong Kong Securities Limited and Haitong International Securities Company Limited] are acting as representatives of the initial purchasers (collectively, the “Initial Purchasers”) in the Notes Offering. [The Company has granted the Initial Purchasers an option to purchase up to an additional US$50,000,000 aggregate principal amount of the Notes. The Company and the Initial Purchasers will enter into a purchase agreement with respect to the Notes Offering.]

2.                                      Representations and Warranties of the Company [and the Selling Shareholder].

2.1                               The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-[ • ]) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-230989) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”).The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-38896) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [11:59] pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“First Closing Date” has the meaning defined in Section 3 hereof.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Optional Closing Date” has the meaning defined in Section 3 hereof.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Global Select Market (the “NASDAQ”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)                                 Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendment and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c)                                  Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary, since their respective dates of incorporation, not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company, since its date of incorporation, not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(d)                                 General Disclosure Package. As of the Applicable Time and each Closing Date, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus, dated [ • ], 2020 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(e)                                  Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   EGC Status and Testing-the-Waters Communication. (A) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. (B) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (C) The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g)                                  Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The amended and restated memorandum and articles of association of the Company adopted on April 16, 2019, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the First Closing Date and any Optional Closing Date.

(h)                                 Controlled Entities. The Company’s subsidiaries and consolidated variable interest entity (“VIE”) listed on Exhibit 21.1 to the Registration Statement shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid and nonassessable, in accordance with the applicable laws and its respective articles of association, and the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, except as provided in the VIE Agreements (as defined below) and disclosed in the General Disclosure Package and the Final Prospectus, is owned free from liens, encumbrances and defects.

(i)                                     VIE Agreements and Corporate Structure.

i                                             The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders of the VIE and the VIE, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits [10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15] to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and VIE taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the General Disclosure Package and the Final Prospectus.

ii                                          Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except that the transfer of equity interest contemplated by the Exclusive Option Agreement will require registration of the transfer with the competent governmental authorities; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company comply with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and VIE or shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction.

iii                                       The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the subsidiaries and VIE pursuant to (A) the constitutive or organizational documents of the Company or any of the subsidiaries and VIE, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the subsidiaries and VIE or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries and VIE is a party or by which the Company or any of the subsidiaries and VIE is bound or to which any of the properties of the Company or any of the subsidiaries and VIE is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement, except, in the case of (B) or (C), where such breach, violation or default would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole (“Material Adverse Effect”). None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

iv                                      The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE, through its rights to authorize the shareholders of the VIE to exercise their voting rights.

(j)                                    Offered Shares. The Offered Shares and all other outstanding shares of the Company have been duly authorized; the authorized share capital of the Company is as set forth in the General Disclosure Package and the Final Prospectus and, upon the issuance and sale of the Firm Shares, the Company shall have an authorized and outstanding share capital as set forth under the columns of the Capitalization table labeled “Pro forma” and “Pro forma as adjusted”. All outstanding shares of the Company are, and, when the Offered Shares and the underlying Ordinary Shares have been delivered and paid for in accordance with this Agreement and the Deposit Agreement on each Closing Date, such Offered Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Shares; none of the outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Shares and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all federal and state securities laws and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of the Offered Shares as contemplated by the Deposit Agreement.

(k)                                 No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(l)                                     Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof. Each of the individuals and entities listed on Schedule D has furnished to Credit Suisse Securities (USA) LLC (the “lock-up agent”) on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(m)                             Listing. The Offered Shares are listed on the NASDAQ.

(n)                                 Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance, offering and sale of the Offered Shares, except such as have been obtained or made on or prior to the First Closing Date, and are, or on the First Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of FINRA.

(o)                                 Title to Property. The Company and the Controlled Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(p)                                 Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance and sale of the Offered Shares and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with this offering will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(q)                                 Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (iii) in breach or violation of any provision of applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Controlled Entities or any of their properties and assets, except, in the case of clause (ii) or clause (iii) above, for such defaults or violations that would not, individually, or in the aggregate, result in a Material Adverse Effect.

(r)                                    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s)                                   Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The descriptions of this Agreement and the Deposit Agreement contained in each of the Registration Statement, General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(t)                                    Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package and the Final Prospectus as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(u)                                 Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Final Prospectus, each of the Company, the Controlled Entities and the stores operated by the Controlled Entities possess, and are in compliance with the terms of, all adequate licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, any of the Controlled Entities or any of the stores operated by the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(v)                                 Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or by any other party to any such contract or agreement.

(w)                               Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the knowledge of the Company, is imminent.

(x)                                 Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material respects.

(y)                                 Environmental Laws. (i) Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and each of the Controlled Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect; (ii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); (iii) there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Laws that would have a Material Adverse Effect; and (iv) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and the Controlled Entities, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect.

(z)                                  Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal [and Selling] Shareholder,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(aa)                          Absence of Manipulation. None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(bb)                          Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to, number of stores, number of transacting customers, total items sold, new customer acquisition costs, customer retention rate and repurchase rate are true and accurate in all material respects.

(cc)                            Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in General Disclosure Package and the Final Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)                          Disclosure Controls; Exchange Act. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Controlled Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ee)                            Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or, to the Company’s knowledge, any officer or director of the Company or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities (or their respective officers or directors), would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or to the Company’s knowledge, contemplated.

(ff)                              Consolidated Financial Statements. The consolidated financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries and VIE as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; and (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior fiscal year since inception.

(gg)                            Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(hh)                          No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (iv) neither the Company nor any of the Controlled Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(ii)                                  Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

(jj)                                Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(kk)                          PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current and projected income, assets and activities, and based on the current market value of the ADSs and assuming no significant decrease in such market value, the Company does not expect to be a PFIC for its current taxable year or the foreseeable future.

(ll)                                  Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and may be freely transferred out of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein without the necessity of obtaining any governmental authorization in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(mm)                  Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(nn)                          M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offer Shares and the ADSs, the listing and trading of the ADSs on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the First Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(oo)                          Taxes. (A) The Company and the Controlled Entities have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets, except, in each case, for any failure to pay tax or file a tax return or any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. (B) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(pp)                          Insurance. The Company and the Controlled Entities have insurance covering their respective properties, operations, personnel and businesses against such losses and risks and in such amounts as required by the applicable laws and are prudent and customary for the businesses in which they are engaged; neither the Company nor any of the Controlled Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Controlled Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(qq)                          Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities, nor any director, officer or employee thereof, nor, to the best knowledge of the Company, any agent, affiliate or representative of the Company or any of the Controlled Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and the Controlled Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(rr)                                Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or threatened.

(ss)                              Compliance with OFAC. (i) Neither the Company nor any of the Controlled Entities, nor any director, officer or employee thereof, nor, to the best knowledge of the Company, any agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person that is:

(A.)                            the target of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor

(B.)                            located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);

(ii)                                  The Company represents and covenants that the Company and the Controlled Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities:

(A.)                            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the target of Sanctions; or

(B.)                            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(C.)                            The Company represents and covenants that, the Company and the Controlled Entities, since their respective dates of incorporation, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the target of Sanctions.

(tt)                                Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement, that are not described and filed as required.

(uu)                          Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the General Disclosure Package and the Final Prospectus.

(vv)                          Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(ww)                      Independence of Ernst & Young Hua Ming LLP. Ernst & Young Hua Ming LLP (“EY”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(xx)                          Stamp Duty. Except as disclosed in the General Disclosure Package and the Final Prospectus, under the laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein, no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in such jurisdiction in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Shares by the Company, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof in the manner contemplated in this Agreement; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADSs evidencing the Offered Shares; or (iv) the execution and delivery of this Agreement and the Deposit Agreement.

(yy)                          No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(zz)                            Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and will be honored by courts in (i) the Cayman Islands and the British Virgin Islands, except for those laws (A) which such courts consider to be procedural in nature, (B) which are revenue or penal laws, or (C) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands or the British Virgin Islands, as the case may be, (ii) Hong Kong and, (iii) the PRC, to the extent permitted under the PRC civil law and rules of civil procedures. The Company has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A., and pursuant to Section 7.7 of the Deposit Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(aaa)                   No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, British Virgin Islands, Hong Kong, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, British Virgin Islands, Hong Kong, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.

(bbb)                   Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC.

(ccc)                      Absence of Off-Balance Sheet Transactions. Except as disclosed in the financial statements and in the General Disclosure Package and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(ddd)                   Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(eee)                      FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(fff)                         Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(ggg)                      No prohibition of payment. None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(hhh)                   No Sale, Issuance and Distribution of Shares. Except as disclosed in the General Disclosure Package and Final Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, share incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(iii)                               Data privacy. The Company has adopted and maintained data privacy and security policies designed to comply with applicable laws, and each of the Company and, to the knowledge of the Company, its Controlled Entities has complied with these policies and third-party obligations (imposed by applicable laws, regulations or contracts) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its Controlled Entities of personally identifiable information and/or any other information collected from or provided by third parties in all material respects; the Company and its Controlled Entities have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and its Controlled Entities. There has been no material security breach or attack or other compromise of or relating to any such information technology systems or data. and no action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to applicable data privacy and security laws is pending or threatened.

(jjj)                            Statistical or Market-Related Data. Any statistical, industry-related and market-related data, and industry and customer survey included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required; the report and surveys prepared by Frost & Sullivan was prepared at the Company’s request based on a contractual arrangement which the Company negotiated on an arms’ length basis.

(kkk)                   Exchange Act. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

2.2                               [The Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 Good Standing of the Selling Shareholder. The Selling Shareholder is a corporation that has been duly organized and is validly existing in its jurisdiction of formation.

(b)                                 Conversion of Shares. The Selling Shareholder on each Closing Date will convert Class B Ordinary Shares into the Class A Ordinary Shares underlying the Offered Shares to be delivered by the Selling Shareholder.

(c)                                  Title to Shares. The Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) underlying the Offered Shares to be delivered by the Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares and the Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) represented thereby to be delivered by the Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Shares on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Shares to be delivered by the Selling Shareholder on such Closing Date.

(d)                                 Ordinary Shares Freely Depositable. The Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) represented by the Offered Shares to be sold by the Selling Shareholder may be freely deposited by the Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADSs evidencing the Offered Shares; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or the United States, except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(e)                                  Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Offered Shares sold by the Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws or by FINRA.

(f)                                   Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Power of Attorney (as defined below), the custody agreement signed by the Selling Shareholder and [ • ], as custodian (in such capacity, the “Custodian”), relating to the deposit of the Offered Shares to be sold by the Selling Shareholder (the “Custody Agreement”) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any of its properties or any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject, or the charter or by-laws or similar organizational documents of the Selling Shareholder that is a corporation or the constituent documents of the Selling Shareholder that is not a natural person or a corporation;

(g)                                  Power of Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as the Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Final Prospectus and related Custody Agreement with respect to the Selling Shareholder has been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and legally binding obligations of the Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)                                 Final Prospectus. On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact relating to the Selling Shareholder or omit to state any material fact relating to the Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Shareholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. For the avoidance of doubt, the Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(i)                                     No Undisclosed Material Information. The sale of the Offered Shares by the Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Controlled Entities known to the Selling Shareholder that is not set forth the General Disclosure Package and the Final Prospectus.

(j)                                    General Disclosure Package. As of the Applicable Time, none of (i) the General Disclosure Package or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact relating to the Selling Shareholder or omitted to state any material fact relating to the Selling Shareholder necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Shareholder specifically for use in the General Disclosure Package or any individual Limited Use Issuer Free Writing Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. For the avoidance of doubt, the Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the General Disclosure Package or any individual Limited Use Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(k)                                 No Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(l)                                     No Pre-emptive Rights. The Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the General Disclosure Package and the Final Prospectus.

(m)                             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(n)                                 No FINRA Affiliations. The Selling Shareholder has no affiliations or associations with any member of FINRA.

(o)                                 Compliance with Anti-Corruption Laws. Neither the Selling Shareholder nor any of its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Selling Shareholder, any employee, agent, affiliate or representative of the Selling Shareholder or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Selling Shareholder and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(p)                                 Compliance with Anti-Money Laundering Laws. The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries or affiliates with respect to the Anti-Money Laundering Laws is pending or threatened.

(q)                                 [Compliance with OFAC. (i) Neither the Selling Shareholder nor any of its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Selling Shareholder, any employee, agent, affiliate or representative of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned 50% or more or controlled by a Person that is:

(A.)                            the target of any Sanctions, nor

(B.)                            located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);

(ii)                                  The Selling Shareholder represents and covenants that it and its subsidiaries and affiliates will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A.)                            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the target of Sanctions; or

(B.)                            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(C.)                            The Selling Shareholder represents and covenants that, it and its subsidiaries, since their respective dates of incorporation, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the target of Sanctions.]

(r)                                    No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(s)                                   Absence of Manipulation. The Selling Shareholder has not taken directly or indirectly any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or to result in a violation of Regulation M under the Exchange Act.

(t)                                    Stamp Duty. Except as disclosed in the General Disclosure Package and the Final Prospectus, under the laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein, no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in such jurisdiction in connection with (i) the  sale and delivery of the Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) represented by the Offered Shares by the Selling Shareholder, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from the Selling Shareholder, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof in the manner contemplated in this Agreement; (iii) the deposit of the Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) with the Depositary and the creation, allotment, issuance and delivery of ADSs evidencing the Offered Shares; or (iv) the execution and delivery of this Agreement and the Deposit Agreement.

(u)                                 No Unapproved Marketing Documents. The Selling Shareholder has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares by the Selling Shareholder, including any free writing prospectus.

3.                                      Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Selling Shareholder agree, severally and not jointly, to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company [and the Selling Shareholder], at a purchase price of US$[ • ] per ADS, that number of Firm Shares (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the Firm Shares to be sold by the Company and the number of Firm Shares set forth opposite the name of the Selling Shareholder in Schedule A hereto, in the case of the Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Shares.

Executed transfer forms for the Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) represented by the Offered Shares to be sold by the Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Custodian. The Selling Shareholder agrees that the Class A Ordinary Shares (to be converted from Class B Ordinary Shares on each Closing Date) subject to the transfer forms held in custody for the Selling Shareholder under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Shares hereunder, such Offered Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company [and the Custodian] will deliver the Firm Shares to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the Depositary Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself [and the Custodian on behalf of the Selling Shareholder], as the case may be, at [9:30] A.M., New York time, on [ • ], 2020, or at such other time on the same or such other date, not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company [and the Selling Shareholder] from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Company [and the Selling Shareholder] agree[s], severally and not jointly, to sell to the Underwriters the respective numbers of Optional Shares obtained by multiplying the number of Optional Shares specified in such notice by a fraction the numerator of which is in the case of the Company [and the number of shares set forth opposite the name of the Selling Shareholder in Schedule A hereto under the caption “Number of Optional Shares to be Sold” in the case of the Selling Shareholder] and the denominator of which is the total number of Optional Shares (subject to adjustment by the Representatives to eliminate fractions). Such Optional Shares shall be purchased from the Company [and the Selling Shareholder] for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions). No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company [and the Selling Shareholder].

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

4.                                      Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Final Prospectus.

5.                                      Certain Agreements of the Company [and the Selling Shareholder]. The Company agrees with the several Underwriters [and the Selling Shareholder] that:

(a)                                 Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)                                 Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)                                  Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (six of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution. The Company will also advise the Representatives promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(g)                                  Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company  will pay or cause to pay all expenses incident to the performance of the obligations of the Company [and the Selling Shareholder] under this Agreement, including but not limited to (A) any filing fees and other expenses incurred in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, including but not limited to all filing fees in connection with the review and qualification of the offering of the Offered Shares by FINRA, and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Shares by FINRA, and reasonable expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(f) hereof, (B) the fees, disbursements and expenses of the Company’s counsels and accountants [and the Selling Shareholder’s counsels], (C) costs and expenses relating to investor presentations, testing-the-waters presentations or any “road show” in connection with the offering and sale of the Offered Shares including, without limitation, any travel expenses of the Company’s officers and employees and expenses associated with hosting investor meetings or luncheons; it is understood, however, that the Underwriters shall be responsible for all ground transportation expenses incurred by the Company’s officers and employees relating to such investor presentations, testing-the-waters presentations or “road show”, (D) fees and expenses incident to listing the Offered Shares on the NASDAQ and other national and foreign exchanges, (E) fees and expenses in connection with the registration of the Offered Shares under the Exchange Act, (F) all costs and expenses related to the transfer and delivery of the Offered Shares and the ADSs to the Underwriters, including any transfer or other similar taxes payable thereon, (G) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; it is understood, however, that all requests made by the Underwriters for printing and distributing any such preliminary prospectuses, Final Prospectus (including any amendments and supplements thereto) and Issuer Free Writing Prospectuses shall be approved by the Company in advance, (H) the costs and charges of any transfer agent, registrar or depositary, and (I) all other costs and expenses incident to the performance of the obligations of the Company [and the Selling Shareholder] hereunder for which provision is not otherwise made in this section. It is understood, however, that, except as otherwise provided in this Section and Section 8 hereof, the Underwriters shall be responsible for all of their own costs and expenses, including the fees of their counsel and share transfer taxes payable on resale of any of the ADSs by them.

(i)                                     Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter, and will not invest or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of SAFE.

(j)                                    Absence of Manipulation. The Company [and the Selling Shareholder] will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(k)                                 Taxes. The Company (with respect to newly issued Ordinary Shares) [and the Selling Shareholder] (with respect to Ordinary Shares sold by the Selling Shareholder) will severally indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement and the Deposit Agreement. For the avoidance of doubt the Underwriters will be responsible for the payment of New York State Stock Transfer Tax and any related reporting requirements and the Selling Shareholder agrees to reimburse the Underwriters (with respect to the Ordinary Shares sold by the Selling Shareholder) for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated (other than any such tax that would have been rebated but for the negligence of the relevant Underwriter). All payments to be made by the Company [and the Selling Shareholder] hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company [or the Selling Shareholder] are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company [and the Selling Shareholder] shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable with respect to any withholding or deduction resulting from a present or former connection between the payment recipient and the jurisdiction imposing such tax (other than a connection resulting from this Agreement and the transactions hereunder).

(l)                                     Restriction on Sale of Shares by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the lock-up agent, except (a) the concurrent offering of the Notes and the issuance of ADSs upon conversion of the Notes in accordance with the terms of the Notes, (b) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (c) grants of employee share options pursuant to the terms of a plan in effect on the date hereof, (d) issuances of Lock-Up Securities pursuant to the exercise of such options, (e) the sale and issuance of the Notes and the issuance of any ADS or Class A Ordinary Share represented thereby upon conversion of such Notes. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the lock-up agent consents to in writing.

(m)                             Restriction on Sale of Shares by Selling Shareholder. For the Lock-Up Period, the Selling Shareholder will not, directly or indirectly, take any of the following actions with respect to Lock-Up Securities: (i) offer, sell, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of the Exchange Act or (v) publicly disclose the intention to take any such action, without the prior written consent of the lock-up agent. The foregoing sentence shall not apply to (a) Lock-Up Securities to be sold under this Agreement, (b) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of this offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions, (c) transfers of Lock-Up Securities as a bona fide gift, (d) distributions of Lock-Up Securities to limited partners or shareholders of the Selling Shareholder, (e) transfers of Lock-Up Securities to immediate family members, trusts or an entity beneficially owned and controlled by the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee, distributee or transferee shall sign and deliver to the lock-up agent a lock-up letter containing substantially the same restrictions as those set forth in this subsection 5(m) and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Lock-Up Securities, shall be required or shall be voluntarily made during the Lock-up Period, (f) exercise of the Selling Shareholder’s rights to acquire Lock-Up Securities upon the exercise of options that were granted under the Company’s 2019 Share Option Plan (it being understood that any subsequent sale, transfer or disposition of any Lock-Up Securities issued upon exercise of such options under the 2019 Share Option Plan shall be subject to the restrictions set forth in this subsection 5(m)), (g) Lock-Up Securities sold or tendered to the Company by the Selling Shareholder or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that such plan does not provide for the transfer of Lock-Up Securities during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-up Period, or (i) any bona fide mortgage, charge, encumbrance or pledge (or the enforcement thereof) of the Lock-Up Securities to a financial institution or in connection with any bona fide loan or debt transaction, provided that the pledgee or any prospective transferee, before acquiring any Shares upon enforcement, shall agree in writing to be bound by the restrictions set forth herein during the Lock-up Period as if it were the undersigned. In addition, the Selling Shareholder agrees that, without the prior written consent of the lock-up agent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. The Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Selling Shareholder’s Lock-Up Securities unless such transfer is in compliance with the foregoing restrictions.

(n)                                 Compliance with Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the First Closing Date and each applicable Optional Closing Date.

(o)                                 Cayman Islands Matters. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, the Company will use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) the Company will use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p)                                 PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations and use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(q)                                 Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the Lock-up Period.

(r)                                    Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

6.                                      Free Writing Prospectuses. The Company [and the Selling Shareholder] represent[s] and agree[s] that, unless [it][they] obtain[s] the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, they have not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company [and the Selling Shareholder] herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company [and the Selling Shareholder] of their obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of EY in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b)                                 Effectiveness of Registration Statement. The Registration Statement and the ADS Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)                                  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Offered Shares; (ii) any downgrading in the rating of any securities of the Company or any of the Controlled Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)); (iii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ, or any setting of minimum or maximum prices for trading on either such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or PRC authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impracticable or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)                                 Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)                                  Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)                                   Opinion of British Virgin Islands Counsel for the Company. The Representatives shall have received an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h)                                 Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion of King & Wood Mallesons, PRC counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i)                                     [Opinion of U.S. Counsel for Selling Shareholder. The Representatives shall have received an opinion of U.S. counsel for the Selling Shareholder, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j)                                    Opinion of Local Counsel for Selling Shareholder. The Representatives shall have received an opinion of local counsel for the Selling Shareholder, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.]

(k)                                 Opinion of U.S. Counsel for Underwriters. The Representatives shall have received an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(l)                                     Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(m)                             Opinion of Depositary’s Counsel. The Representatives shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(n)                                 Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate; and (ii) with respect to such other matters as the Representatives may reasonably require.

(o)                                 Chief Financial Officer’s Certificate. The Representatives shall have received on such Closing Date, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(p)                                 [Selling Shareholder’s Certificate. The Representatives shall have received on such Closing Date, a certificate of the Selling Shareholder, dated such date, to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct.]

(q)                                 Lock-Up Agreements. On or prior to the date hereof, the lock-up agent shall have received lock-up letters from each of the individuals and entities listed on Schedule D, substantially in the form of Exhibit A hereto.

(r)                                    Deposit Agreement. The Deposit Agreement shall be in full force and effect on each Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(s)                                   Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(t)                                    Listing. The ADSs representing the Ordinary Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(u)                                 FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(v)                                 Tax Form. [The Selling Shareholder will deliver to the Representatives a properly completed and executed United States Internal Revenue Service Form W-9 or Form W-8, as applicable (or any successor thereto, together with all applicable attachments).]

(w)                               Requested Information. On such Closing Date, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The Company [and the Selling Shareholder] will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                      Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its respective partners, members, directors, officers, employees, agents, affiliates and such affiliates’ directors, officers, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)                                 [Indemnification of Underwriters by Selling Shareholder. The Selling Shareholder will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; in each case except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) hereof, provided, however, that the Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the following information: the Selling Shareholder’s name and corresponding share amounts set forth in the table of Principal and Selling Shareholder in the Registration Statement and Final Prospectus under the heading “Principal and Selling Shareholder” and the Selling Shareholder’s address; provided, further, that the liability of the Selling Shareholder for indemnity under this subsection shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts received by the Selling Shareholder from the sale of its Shares by the Selling Shareholder hereunder.]

(c)                                  [Indemnification of Company and Selling Shareholder. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act[, and the Selling Shareholder] (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Underwriter Indemnified Party by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the names of the Underwriters appearing in the [first] paragraph, the concession figures appearing in the [sixth] paragraph, and the disclosure on stabilizing transactions contained in the [fourteenth] paragraph under the caption “Underwriting.”]

(d)                                 Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a), (b) or (c) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act, [and] (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section [and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of either such Section]. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company [and the Selling Shareholder] on the one hand and the Underwriters on the other from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company [and the Selling Shareholder] on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company [and the Selling Shareholder] on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company [and the Selling Shareholder] bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company[, the Selling Shareholder] or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company[, the Selling Shareholder] and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

9.                                      Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company [and the Selling Shareholder] for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company [and the Selling Shareholder] for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company [or the Selling Shareholder], except as provided in Section 10 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                               Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements [of the Selling Shareholder], of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, [the Selling Shareholder], the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company [and the Selling Shareholder will, jointly and severally,] reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company[, the Selling Shareholder] and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, [c/o Morgan Stanley & Co. LLC, 1585 Broadway Avenue, New York, N.Y. 10036, United States of America, Attention: Equity Syndicate Desk, c/o China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Centre, 1 Harbour View Street, Central Hong Kong, Attention: Jie Yan, and c/o Haitong International Securities Company Limited, at 22/F, Li Po Chun Chambers, 189 Des Voeux Road, Central, Hong Kong, Attention: Equity Capital Markets], or, if sent to the Company, will be mailed, delivered or sent and confirmed to 17F Block A, Tefang Portman Tower, No. 81 Zhanhong Road, Siming District, Xiamen, Fujian, 361008, People’s Republic of China, attention: Legal Department[, or, if sent to the Selling Shareholder or any of them, will be mailed, delivered or sent and confirmed to [ • ] at [ • ]; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective [personal representatives and] successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                               Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. [[ • ] will act for the Selling Shareholder in connection with such transactions, and any action under or in respect of this Agreement taken by [ • ] will be binding upon the Selling Shareholder].

14.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship. The Company [and the Selling Shareholder] acknowledge[s] and agree[s] that:

(a)                                 No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company [or the Selling Shareholder], on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company [or the Selling Shareholder] on other matters;

(b)                                 Arms’ Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by the Company [and the Selling Shareholder] following discussions and arms-length negotiations with the Representatives and the Company [and the Selling Shareholder] [is][are] capable of evaluating and understanding and understand[s] and accept[s] the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose. The Company [and the Selling Shareholder] [has][have] been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company [or the Selling Shareholder] and that the Representatives have no obligation to disclose such interests and transactions to the Company [or the Selling Shareholder] by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver. The Company [and the Selling Shareholder] waive[s], to the fullest extent permitted by law, any claims [it][they] may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree[s] that the Representatives shall have no liability (whether direct or indirect) to the Company [or the Selling Shareholder] in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.                               Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company [and the Selling Shareholder] hereby submit[s] to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company [and the Selling Shareholder] irrevocably and unconditionally waive[s] any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive[s] and agree[s] not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. [Each of] the Company [and the Selling Shareholder] irrevocably appoint[s] [Cogency Global Inc.] as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree[s] that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholder by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder in any such suit or proceeding. The Company [and the Selling Shareholder] further agree[s] to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.                               Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.                               Judgment Currency. The obligation of the Company [or any Selling Shareholder] pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company [and the Selling Shareholder] agree[s], as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company [or the Selling Shareholder] an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to [each of] the Company [and the Selling Shareholder] one of the counterparts hereof, whereupon it will become a binding agreement among the Company[, the Selling Shareholder] and the several Underwriters in accordance with its terms.

Very truly yours, LUCKIN COFFEE INC.

By:

Name:

Title:

[Signature page to Underwriting Agreement]

[THE SELLING SHAREHOLDER NAMED IN SCHEDULE A ATTACHED HERETO

By:
Name:

As Attorney-in-Fact acting on behalf of the Selling Shareholder named in Schedule A attached hereto]

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	HAITONG INTERNATIONAL SECURITIES COMPANY LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE A

Schedule A-1

SCHEDULE B

Underwriter	Number of Firm Shares to Be Purchased

Credit Suisse Securities (USA) LLC	[ • ]
Morgan Stanley & Co. LLC	[ • ]
China International Capital Corporation Hong Kong Securities Limited	[ • ]
Haitong International Securities Company Limited	[ • ]
KeyBanc Capital Markets Inc.	[ • ]
Needham & Company, LLC	[ • ]
Total	[ • ]

Schedule B-1

SCHEDULE C

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1)             [ • ]

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1)             The initial price to the public of the Offered Shares

2)             [ • ]

Schedule C-1

SCHEDULE D

Lock-up Signatories

Schedule D-1

EXHIBIT A

FORM OF LOCK-UP LETTER

Exhibit A-1